UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 25, 2009

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

On December 25, 2009, we extended an invitation to current and potential shareholders to attend an introduction to what LLLI will be presenting in 2010. This meeting will be held at the plant: 1200 Michener Rd. Sarnia Ontario Canada - 10 minutes from the US border. The time is from 1pm to 5pm, Dec 30 2009 and January 14 2010. At that meeting the attendees will be able to meet our new international sales people, talk with firearms instructors, see new products that have been developed that will be introduced in 2010, and try out our tried and true flagship products. They will also be able to speak with the president, Barry Lamperd. They were also directed to please email if they are planning to come - barry@lamperdlesslethal.com. We concluded that invitation with this advice: Very important - don't forget your passports. You can come into Canada, but going back to the US could be a problem without your passport. Just let Canada Border Services know where you are going, if you have the proper documents everything will be fine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: December 28, 2009